UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 5, 2010 (November 2, 2010)

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, Inergy, L.P. (“Inergy”), Inergy GP, LLC (“Inergy GP”), Inergy Holdings, L.P. (“Holdings”), Inergy Holdings GP, LLC (“Holdings GP”), NRGP Limited Partner LLC (“New NRGP LP”) and NRGP MS, LLC (“MergerCo”) entered into the First Amended and Restated Agreement and Plan of Merger, dated as of September 3, 2010 (the “Merger Agreement”). On November 5, 2010, the transactions contemplated by the Merger Agreement closed, and MergerCo merged with and into Holdings, the separate existence of MergerCo ceased and Holdings survived as a Delaware limited partnership (the “Merger”).

Item 1.02	Termination of a Material Definitive Agreement.

On November 5, 2010, the Support Agreement, dated as of August 7, 2010, by and among Inergy and certain unitholders of Holdings comprising a majority of the issued and outstanding Holdings common units terminated in accordance with it terms upon the effective time of the Merger.

The disclosure contained in this Item 1.02 does not purport to be a complete description of the Support Agreement and is qualified in its entirety by reference to the Support Agreement, which was filed as Exhibit 10.1 to Inergy’s Current Report on Form 8-K on August 9, 2010 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 5, 2010, the Merger of Holdings and MergerCo was effected, and Inergy completed the simplification of its capital structure pursuant to the Merger Agreement.

A description of the Merger and the transactions contemplated by the Merger Agreement are contained in Item 1.01 of Inergy’s Current Reports on Form 8-K filed on August 9, 2010 (SEC Accession No. 0001193125-10-182758) and September 7, 2010 (SEC Accession No. 0001193125-10-205493) and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On November 5, 2010, pursuant to the Merger Agreement, Inergy assumed approximately $24.5 million of Holdings’ indebtedness under Holdings credit agreements, which was subsequently paid off by Inergy on November 5, 2010.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures under Item 5.03 of this Current Report on Form 8-K relating to Inergy’s issuance of Class B units and Class A units pursuant to the Merger Agreement are incorporated into this Item 3.02 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2010, Richard T. O’Brien was appointed to the board of directors of Inergy GP (the “Inergy GP Board”). There were no arrangements or understandings between Mr. O’Brien and any other persons pursuant to which Mr. O’Brien was selected as a director. Prior to the completion of the Merger, Mr. O’Brien served as a member of Inergy Holdings GP, LLC’s board of directors since May 2006. Mr. O’Brien currently serves as the President and Chief Executive Officer and a director of Newmont Mining Corporation. From April 2001 until September 2005, Mr. O’Brien served as the Executive Vice President and Chief Financial Officer of AGL Resources, a natural gas distributor headquartered in Atlanta, Georgia. He also serves as a director of Vulcan Materials Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 5, 2010, Inergy entered into the Third Amended and Restated Agreement of Limited Partnership of Inergy (the “Amended and Restated Partnership Agreement”) in connection with the closing of the transactions contemplated by the Merger Agreement. The Amended and Restated Partnership Agreement (i) cancels the limited partner interest represented by the incentive distribution rights that were held by Holdings; (ii) established the limited partner interests represented by Class A units that were issued to IPCH Acquisition Corp. (“IPCH”) and Inergy Partners, LLC (“Inergy Partners”) pursuant to the Merger Agreement; (iii) establishes the limited partner interests represented by Class B units that were issued to certain members of senior management and directors of Holdings GP and other beneficial owners of Holdings common units pursuant to the Merger Agreement; and (iv) eliminated Inergy Partners’ economic general partner interest in Inergy (including rights to ownership, profit or any rights to receive distributions from operations or the liquidation of Inergy). In connection with entering the Amended and Restated Partnership Agreement, Inergy Partners withdrew as the non-managing general partner of Inergy.

Class B units

Until the Class B units are converted into common units representing limited partner interests in Inergy (“Inergy common units”), distributions on Class B units will be paid in additional Class B units issued in kind no later than 45 days after the end of each quarter. The number of Class B units to be issued in kind in connection with any Class B unit distribution will be determined by dividing (i) the amount of cash paid on one Inergy common unit with respect to such quarter, by (ii) the greater of (a) the volume weighted average sales price of Inergy common units during the 20-trading day period ending on the third trading day prior to the public announcement of the transactions contemplated by the original merger agreement and (b) the volume weighted average sales price of Inergy common units during the 20-trading day period ending on the third day prior to the ex-dividend date for such distribution.

After the last quarter of the four-quarter period following the effective date of the Merger (the “initial conversion period”), 50% of the Class B units outstanding that are held by each holder of a Class B unit, and all of the additional Class B units issued in kind as a distribution during the initial conversion period and outstanding, will convert into Inergy common units at a conversion ratio of one Class B unit for one Inergy common unit. After the last quarter of the eight-quarter period following the effective date of the Merger (the “final conversion period”), the remainder of the outstanding Class B units, and all of the additional Class B units issued in kind as a distribution during the final conversion period and outstanding, will convert into Inergy common units at a conversion ratio of one Class B unit for one Inergy common unit.

Holders of Class B units will have voting rights that are identical to the voting rights of Inergy common units and will vote with the Inergy common units as a single class, so that each Class B unit will be entitled to one vote for each Inergy common unit into which such Class B units are convertible on each matter with respect to which each Inergy common unit is entitled to vote.

Under the Amended and Restated Partnership Agreement, prior to the second anniversary of the effective date of the Merger, Class B unitholders may not transfer any Class B units without the prior written consent of Inergy. However, these restrictions will not apply to transfers to a grantor retained annuity trust, a family limited partnership or other similar estate planning entities controlled by such holder or transfers to a deceased holder’s estate.

Class A units

In connection with the Merger, the 789,202 Inergy common units owned by IPCH and the 2,837,034 Inergy common units and the economic general partner interest in Inergy owned by Inergy Partners were converted into 847,415 Class A units and 4,019,837 Class A units, respectively. The rights and obligations of Class A units are identical to the rights and obligations of Inergy common units except that the Class A units (i) do not have the right to vote on, approve or disapprove, or otherwise consent or not consent with respect to any matter (including mergers, share exchanges and similar statutory authorizations) except as otherwise required by any non-waivable provision of law and (ii) do not share in (a) any income, gains, losses, deductions and credits which are attributable to Inergy’s ownership of, or sale or other disposition of, the shares of common stock of IPCH and the membership interests of Inergy Partners or (b) any cash and cash equivalents on hand derived from or attributable to Inergy’s ownership of, or sale or other disposition of, the shares of common stock of IPCH and the membership interests of Inergy Partners.

The disclosures contained in this Item 5.03 do not purport to be a complete description of the Amended and Restated Partnership Agreement and are qualified in their entirety by reference to the Amended and Restated Partnership Agreement, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference. The disclosures contained in this Item 5.03 do not purport to be a complete description of the Merger Agreement and the Merger and are qualified in their entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Inergy’s Current Report on Form 8-K on September 7, 2010 and is incorporated herein by reference.

Item 8.01	Other Events.

On November 2, 2010, Inergy and Holdings issued a press release announcing the results of the Special Meeting of Unitholders of Holdings. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

On November 5, 2010, Inergy entered into a supplemental indenture to the respective indenture governing each of its 6.875% Senior Notes due 2014, 8.75% Senior Notes due 2015, 8.25% Senior Notes due 2016 and 7.0% Senior Notes due 2018. Inergy entered into each of the supplemental indentures to add subsidiary guarantors with respect to the senior notes. The disclosures contained in this Item 8.01 do not purport to be a complete description of the supplemental indentures and are qualified in their entirety by reference to the supplemental indentures, which are filed as Exhibits 10.2, 10.3, 10.4 and 10.5 hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	First Amended and Restated Agreement and Plan of Merger, dated September 3, 2010, by and among Inergy, L.P., Inergy GP, LLC, Inergy Holdings, L.P., Inergy Holdings GP, LLC, NRGP Limited Partner, LLC and NRGP MS, LLC (incorporated by reference to Exhibit 2.1 to Inergy, L.P.’s Current Report on Form 8-K filed on September 7, 2010).

3.1	Third Amended and Restated Agreement of Limited Partnership of Inergy, L.P., dated as of November 5, 2010.

10.1	Support Agreement, dated August 7, 2010, by and among Inergy, L.P. and the Unitholders party thereto (incorporated by reference to Exhibit 10.1 to Inergy, L.P.’s Current Report on Form 8-K filed on August 9, 2010).

10.2	First Supplemental Indenture and Amendment—Subsidiary Guarantee, dated as of November 5, 2010, to the Indenture, dated as of December 22, 2004, among Inergy, L.P., Inergy Finance Corp., the Guarantors party thereto and U.S. Bank National Association.

10.3	Second Supplemental Indenture and Amendment—Subsidiary Guarantee, dated as of November 5, 2010, to the Indenture, dated as of January 17, 2006, among Inergy, L.P., Inergy Finance Corp., the Guarantors party thereto and U.S. Bank National Association.

10.4	First Supplemental Indenture and Amendment—Subsidiary Guarantee, dated as of November 5, 2010, to the Indenture, dated as of February 2, 2009, among Inergy, L.P., Inergy Finance Corp., the Guarantors party thereto and U.S. Bank National Association.

10.5	First Supplemental Indenture and Amendment—Subsidiary Guarantee, dated as of November 5, 2010, to the Indenture, dated as of September 27, 2010, among Inergy, L.P., Inergy Finance Corp., the Guarantors party thereto and U.S. Bank National Association.

99.1	Press release dated November 2, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC, its Managing General Partner

Date: November 5, 2010	By:	/S/ LAURA L. OZENBERGER
Laura L. Ozenberger Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

2.1	First Amended and Restated Agreement and Plan of Merger, dated September 3, 2010, by and among Inergy, L.P., Inergy GP, LLC, Inergy Holdings, L.P., Inergy Holdings GP, LLC, NRGP Limited Partner, LLC and NRGP MS, LLC (incorporated by reference to Exhibit 2.1 to Inergy, L.P.’s Current Report on Form 8-K filed on September 7, 2010).

3.1	Third Amended and Restated Agreement of Limited Partnership of Inergy, L.P., dated as of November 5, 2010.

10.1	Support Agreement, dated August 7, 2010, by and among Inergy, L.P. and the Unitholders party thereto (incorporated by reference to Exhibit 10.1 to Inergy, L.P.’s Current Report on Form 8-K filed on August 9, 2010).

10.2	First Supplemental Indenture and Amendment—Subsidiary Guarantee, dated as of November 5, 2010, to the Indenture, dated as of December 22, 2004, among Inergy, L.P., Inergy Finance Corp., the Guarantors party thereto and U.S. Bank National Association.

10.3	Second Supplemental Indenture and Amendment—Subsidiary Guarantee, dated as of November 5, 2010, to the Indenture, dated as of January 17, 2006, among Inergy, L.P., Inergy Finance Corp., the Guarantors party thereto and U.S. Bank National Association.

10.4	First Supplemental Indenture and Amendment—Subsidiary Guarantee, dated as of November 5, 2010, to the Indenture, dated as of February 2, 2009, among Inergy, L.P., Inergy Finance Corp., the Guarantors party thereto and U.S. Bank National Association.

10.5	First Supplemental Indenture and Amendment—Subsidiary Guarantee, dated as of November 5, 2010, to the Indenture, dated as of September 27, 2010, among Inergy, L.P., Inergy Finance Corp., the Guarantors party thereto and U.S. Bank National Association.

99.1	Press release dated November 2, 2010.